Exhibit 99.1

VAALCO ENERGY PROVIDES OPERATIONAL UPDATE

HOUSTON – August 3, 2022 – VAALCO Energy Inc. (NYSE: EGY; LSE: EGY) ("VAALCO" or the "Company") today provided an update on the South Tchibala 1HB-ST well, as well as updated full year production guidance.

Highlights

●	South Tchibala 1HB-ST well:
o	Penetrated a thin section of the Gamba sand that is not economically viable to complete in this wellbore;
o	Discovered two potential Dentale producing zones, the Dentale D1 sand and the Dentale D9 sand;
o	Completed the Deep Dentale D1 sand interval with a small frac pack;
■	This sand interval has good quality oil with low gas oil ratio ("GOR”) that has produced an average of 150 to 200 net revenue interest (“NRI”) barrels of oil per day (“BOPD”);
■	Production rates have been well below the minimum recommended operating range of the electrical submersible pump (“ESP”) which has required more frequent well cycling to prevent ESP damage;
o	Plan to evaluate and recomplete the D9 interval during the next drilling campaign;
■	Expected higher oil production rates from the D9 interval which is analogous to the North Tchibala sands currently on production;
■	Dentale D9 interval has an estimated original oil in place (“OOIP”) range of 4 to 15 million barrels of oil (“MMBO”); and

●

Due to low flow volumes below the minimum recommended operating range of the ESP, the South Tchibala 1HB-ST well will be intermittently flowed, using well cycling, to determine if production improvements will occur and to project future reserve recovery expectations; and

●	Primarily due to the South Tchibala 1HB-ST well performance, VAALCO’s full year 2022 net production guidance is being reduced by 750 NRI BOPD at the midpoint to a range of 9,000 to 9,500 NRI BOPD.

George Maxwell, VAALCO's Chief Executive Officer commented, “The production from the D1 formation of the South Tchibala 1HB-ST has been below expectations and as a result, we are lowering full year 2022 production guidance by 750 NRI BOPD at the midpoint. Despite this, we remain optimistic about the D9 formation and plan to recomplete that interval in the South Tchibala 1HB-ST wellbore during our next drilling campaign. We plan to drill additional wells in the 2021/2022 drilling campaign that could positively impact our production toward the end of the year and into 2023. By exercising our additional options on the current drilling rig in a time of continued strong pricing, we are maximizing our potential to add meaningful reserves and production to VAALCO’s portfolio. The Etame asset is a premier, high-quality field that has produced over 126 million barrels of oil since we began producing it over 20 years ago and we believe there is still significant upside to be captured over the next decade.”

Etame: The South Tchibala 1HB-ST

The South Tchibala 1HB-ST discovered two potential Dentale producing zones, the Dentale D1 sand and the Dentale D9. The first completion was in the shallower D1 which included a hydraulic fracture treatment to increase both the production flow rate and recovery from the D1 interval.

To date, production rates have been well below the minimum recommended operating range of the ESP which has required more frequent well cycling to prevent ESP damage. Pressure transient analysis has been used during well shut-in periods to determine D1 reservoir characteristics in this area. According to several analyzed pressure build-ups, multiple boundaries near the well and low permeability have combined to restrict the capability of the well to continuously provide oil at stable rates. Production and shut-in cycling of the well will be continued to determine if production improvements will occur and to project future reserve recovery expectations.

The additional Dentale D9 (15 meters net hydrocarbons) interval can be tested and completed in the future and has an estimated OOIP range of 4 to 15 MMBO.

Production Guidance

In conjunction with the South Tchibala 1HB-ST well performance, VAALCO’s full year 2022 net production guidance is being reduced by 750 NRI BOPD at the midpoint to a range of 9,000 to 9,500 NRI BOPD. Previously VAALCO’s full year 2022 production guidance was 9,500 to 10,500 NRI BOPD.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 63.6% participating interest in the Etame Marin block, located offshore Gabon, which to date has produced over 126 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Jon Krinks /Chris Judd	VAALCO@buchanan.uk.com

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include statements related to the impact of the COVID-19 pandemic, including the recent sharp decline in the global demand for and resulting global oversupply of crude oil and the resulting steep decline in oil prices, production quotas imposed by Gabon, disruptions in global supply chains, quarantines of our workforce or workforce reductions and other matters related to the pandemic, well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company’s business plans and strategy, prospect evaluations, prospective resources and reserve growth, its activities in Equatorial Guinea, expected sources of and potential difficulties in obtaining future capital funding and future liquidity, its ability to restore production in non-producing wells, our ability to find a replacement for the FPSO or to renew the FPSO charter, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, future and pending acquisitions, capital expenditures, future drilling plans, acquisition and interpretation of seismic data and costs thereof, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, and expectations regarding processing facilities, production, sales and financial projections. These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, crude oil and natural gas price volatility, the impact of production quotas imposed by Gabon in response to production cuts agreed to as a member of OPEC, inflation, general economic conditions, the outbreak of COVID-19, the Company’s success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes.

Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR.